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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 26, 1998 relating to the consolidated financial statements of AccelGraphics, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

San Jose, California

May 13, 1998